AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2011

Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IDACORP, Inc.

(Exact name of registrant as specified in its charter)

Idaho	1221 West Idaho Street	82-0505802
(State or other jurisdiction of incorporation or organization)	Boise, Idaho 83702-5627 (208) 388-2200	(I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. LaMont Keen	Darrel T. Anderson
President and Chief Executive Officer IDACORP, Inc. 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200	Executive Vice President – Administrative Services and Chief Financial Officer IDACORP, Inc. 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Copies to:

Andrew Bor, Esq.	Brian R. Buckham, Esq.
Andrew Moore, Esq. Perkins Coie LLP 1201 Third Avenue, Suite 4800 Seattle, Washington 98101-3099 (206) 359-8000	Corporate Counsel IDACORP, Inc. 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, without par value	999,494 shares	$ (2)	$ 1 (2)	$ 0 (2)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2)	This registration statement is filed in accordance with Rule 415(a)(6) under the Securities Act and registers only securities that were previously registered and remain unsold. In accordance with Rule 415(a)(6), no registration fee is due.

This registration statement includes 999,494 shares of common stock that were previously registered pursuant to Registration Statement No. 333-155645 filed by the registrant on November 25, 2008 and that remain unsold which, in turn, included 1,486,821 shares of common stock that were previously registered pursuant to Registration Statement No. 333-103917 filed by the registrant on March 19, 2003 that were unsold.  Pursuant to Rule 415(a)(6), $1,743 of filing fees previously paid in connection with such unsold securities will continue to be applied to such unsold securities.

PROSPECTUS

999,494 Shares

Dividend Reinvestment and Stock Purchase Plan

Common Stock

The IDACORP, Inc. Dividend Reinvestment and Stock Purchase Plan is a simple and convenient method of purchasing IDACORP common stock (without par value). The plan is open to:

•	our common shareholders;
•	residential customers of Idaho Power Company; and
•	new investors who may participate by investing between $200 and $20,000.

Once you are enrolled in the plan, you may:

•	reinvest dividends on some or all of your common stock;
•	purchase additional common stock through cash payments made by check or by automatic monthly withdrawals from a checking or savings account;
•	sell common stock through the plan;
•	deposit common stock certificates for safekeeping;
•	execute certain transactions by telephone or online;
•	transfer shares to the existing account of another participant or to a newly created account of a person not participating in the plan; and
•	purchase shares for the account of another person.

We will reinvest dividends on all common stock held in your plan account. See “The Plan – Investment Period – Source of Shares – Purchase Price” on page 11 of this prospectus for an explanation of how the price for shares purchased under the plan will be determined.

We list our common stock on the New York Stock Exchange under the symbol “IDA.” The reported last sale price of our common stock on the New York Stock Exchange on November 18, 2011 was $40.29 per share.

Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

If you are not a current owner of common stock, you may purchase shares through Wells Fargo Investments, LLC. We offer common stock through Wells Fargo Investments, LLC, to the extent required by applicable law in certain jurisdictions.

Investing in our securities involves risks.  Please see “Risk Factors” on page 1 of this prospectus as well as the risk factors in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus.

Please read this prospectus carefully before investing and retain it for future reference. We cannot assure you of a profit or protect you against a loss on the shares of common stock you purchase under the plan.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that IDACORP, Inc. filed with the Securities and Exchange Commission using the “shelf” registration process. You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized any other person to provide you with information that is different.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in states where offers and sales are permitted.

The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to IDACORP, Inc.

RISK FACTORS

Investing in our securities involves risks.  You should review all the information contained or incorporated by reference in this prospectus before deciding to invest. See “Where You Can Find More Information” in this prospectus. In particular, you should carefully consider the risks and uncertainties discussed in “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the other disclosures, in

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference into this prospectus;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, which are incorporated by reference into this prospectus; and
•	other reports and documents we file with the Securities and Exchange Commission after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

The risks and uncertainties that we incorporate by reference and describe below are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Future sales of our common stock in the public market could lower our stock price.

We may sell additional shares of common stock through director or employee stock option or benefit plans or stock purchase or ownership plans as well as through public offerings. We cannot predict the size of future issuances of our common stock, or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock.

The market price of our common stock may fall or rise during the period between a request for sale, its receipt by the plan administrator and the ultimate sale in the open market.

Selling participants should be aware that the price of our common stock may fall or rise during the period between a request for sale, its receipt by the plan administrator and the ultimate sale in the open market. You alone bear the risk that the price may fall or rise during these periods. Therefore, you should evaluate these possibilities when deciding whether and when to sell any shares through the plan.

The market price of our common stock is uncertain and may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings and political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded and our business segments.

Our charter and bylaws and Idaho law could delay or prevent a change in control that you may favor.

The terms of some of the provisions in our articles of incorporation and bylaws and provisions of the Idaho Business Corporation Act could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management. In particular, the provisions of our articles of incorporation and amended bylaws:

•	authorize our board of directors to issue up to 20,000,000 shares of preferred stock in one or more series without further action by shareholders;
•	divide the members of our board of directors into three classes having staggered terms, with directors in each class elected to three-year terms;
•	limit the shareholders’ right to remove directors, fill vacancies and increase or reduce the number of directors;
•	regulate how shareholders may present proposals or nominate directors for election at shareholders’ meetings; and
•	require a supermajority vote of shareholders to amend certain provisions.

We are subject to the provisions of the Idaho Control Share Acquisition Law and the Idaho Business Combination Law. The Idaho Control Share Acquisition Law is designed to protect minority shareholders if someone acquires 20% or more of our voting stock. An acquiring person must disclose to us its identity, acquisition plans and financing. The acquiring person cannot vote a number of shares exceeding the applicable percentages, unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves of such voting power. The Idaho Business Combination Law prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for three years after that person acquired the shares, unless our board of directors approved of the business combination or the acquisition in advance. The Idaho Business Corporation Act provides that notice and informational requirements and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed “merger or share exchange,” as defined in the Idaho Business Corporation Act.

Statutory and regulatory factors will limit another party’s ability to acquire us and could deprive you of the opportunity to gain a takeover premium for your shares of common stock.

Even if our board of directors favors a sale of the company, a sale would require approval of a number of federal and state regulatory agencies, including the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Wyoming Public Service Commission. The approval process could be lengthy and the outcome uncertain, which may deter otherwise interested parties from proposing or attempting a business combination. These regulatory constraints may result in a limited number of potential buyers.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the additional information described under the heading ‘‘Where You Can Find More Information’’ may contain ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “may result,” “may continue,” or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements.  In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors discussed in our filings with the SEC, including the Form 10-K, the Forms 10-Q and the Forms 8-K incorporated by reference in this prospectus, and we refer you to those reports for further information, as well as the following factors:

•	the effect of regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission, the Federal Energy Regulatory Commission, and other regulators affecting Idaho Power Company’s ability to recover costs and/or earn a reasonable rate of return;
•	variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River basin, which can impact stream flows and the amount of generation from Idaho Power Company’s hydroelectric facilities;
•	changes in the cost and availability of materials, fuel, and commodities, and their impact on Idaho Power Company’s infrastructure costs, power costs, the ability to meet required loads, and the wholesale energy market in the western United States;

•	costs and delays associated with construction and maintenance of power generation, transmission, and distribution facilities, including the inability to obtain required governmental permits and approvals, hydroelectric plant licenses under reasonable terms (and the costs resulting from conditions in such licenses), rights-of-way, and siting, and risks related to contracting, construction, and start-up;
•	disruptions or outages of Idaho Power Company’s generation or transmission systems or the western interconnected transmission system affecting Idaho Power Company’s ability to deliver power to its customers and requiring the dispatch of more expensive generation resources or purchasing power, which may ultimately increase costs;
•	increased costs associated with the legislatively mandated purchase of intermittent power, such as wind, at above-market rates, and the costs and other challenges of integrating intermittent power sources into Idaho Power Company’s power portfolio;
•	population growth and changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power Company’s service area, the loss or change in the business of significant customers, and the associated impact on loads and load growth;
•	the continuing effects of the weak economy in Idaho Power Company’s service territory and elsewhere, including decreased demand for electricity and reduced revenue from sales of excess energy during periods of low wholesale market prices, impaired financial soundness of vendors and service providers, and elevated levels of uncollectible customer accounts;
•	changes in and costs of compliance with laws, regulations, and policies relating to the environment, natural resources, and endangered species and the adoption of laws and regulations addressing greenhouse gas emissions, global climate change, and energy policies intended to mitigate carbon dioxide, mercury, and other emissions;
•	global climate change and regional or national weather variations, which affect customer demand and hydroelectric generation and can impact the ability and cost to procure adequate supplies of natural gas, coal, or purchased power to serve customers;
•	inclement weather and other natural phenomena such as earthquakes, floods, droughts, lightning, wind, and fire, which, in addition to affecting customer demand for power, could significantly affect the ability and cost to procure adequate supplies of fuel or power to serve customers, and could increase the costs to repair and maintain Idaho Power Company’s generating facilities, transmission and distribution systems, and other infrastructure;
•	transaction risks, including increases in costs, associated with Idaho Power Company’s energy commodity and other derivative instruments, the failure of Idaho Power Company ‘s energy risk management policies to work as intended, exposure to counterparty credit risk, and potential higher costs of hedging activities due to new regulations pertaining to swaps and derivatives;
•	wholesale market conditions, including availability of power on the spot market and the ability to enter into commodity financial hedges with creditworthy counterparties, and the cost of those hedges, which may affect the prices Idaho Power Company must pay for power as well as the prices at which Idaho Power Company can sell any excess power;
•	deteriorating values in the equity markets, changes in interest rates and credit spreads, reductions in demand for investment-grade commercial paper, inflation, and other financial market conditions, as well as changes in government regulations, which affect, among other things, the cost of capital and the ability to access the capital markets, indebtedness obligations, and the amount and timing of required contributions to benefit plans;
•	failure to comply with state and federal laws, policies, and regulations, including new interpretations and enforcement initiatives by regulatory and oversight bodies, including, but not limited to, the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council, the U.S. Environmental Protection Agency, and Idaho and Oregon state regulatory commissions, which may result in penalties and affect the cost of compliance, the nature and extent of investigations and audits, and costs of remediation;
•	the cost and outcome of litigation, dispute resolution, and regulatory proceedings, and penalties, settlements, or awards that influence the companies’ business and operations;
•	reductions in credit ratings, which could adversely impact access to capital markets and would require the posting of additional collateral to counterparties pursuant to existing power purchase and credit arrangements;
•	the ability to obtain debt and equity financing or refinance existing debt when necessary or on favorable terms, which can be affected by factors such as credit ratings, volatility in the financial markets, the companies’ financial performance, and other economic conditions;

•	whether we and Idaho Power Company will be able to continue to pay dividends under the terms of our respective financing and credit agreements and regulatory limitations, and whether the companies’ boards of directors will continue to declare common stock dividends based on the boards of directors’ periodic consideration of factors ordinarily affecting dividend policy, such as current and prospective financial condition, earnings and liquidity, prospective business conditions, regulatory factors, and restrictions in applicable agreements;
•	changes in tax laws or related regulations or new interpretations of applicable law by the Internal Revenue Service or state and local taxing jurisdictions, and the availability and use by us or Idaho Power Company of tax credits;
•	employee workforce factors, including unionization or the attempt to unionize all or part of the companies’ workforce, and the ability to adjust the labor cost structure to changes in growth within Idaho Power Company’s service territory;
•	the failure of information systems or the failure to secure information system data, security breaches, or the direct or indirect effect on our and Idaho Power Company’s business resulting from the occurrence of terrorist incidents and the threat of terrorist incidents and acts of war;
•	adoption of or changes in accounting policies, principles, or estimates; and
•	new accounting or Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations of existing requirements.

Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. We disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law. The forward-looking statements in this prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus are qualified in their entirety by the preceding cautionary statements.

ABOUT IDACORP

We are a holding company formed in 1998 and our principal operating subsidiary is Idaho Power Company.  We are subject to provisions of the Public Utility Holding Company Act of 2005, which provides access to books and records to the Federal Energy Regulatory Commission and state utility regulatory commissions and imposes record retention and reporting requirements on us.  In 1998, we exchanged one share of our common stock for each share of Idaho Power Company’s common stock, and Idaho Power Company became our wholly-owned subsidiary.

Idaho Power Company was incorporated under the laws of the State of Idaho in 1989 as successor to a Maine corporation organized in 1915. Idaho Power Company is an electric public utility engaged in the generation, transmission, distribution, sale and purchase of electric energy and is regulated by the Federal Energy Regulatory Commission and the state utility regulatory commissions of Idaho and Oregon.  Idaho Power Company is the parent of Idaho Energy Resources Co., a joint venturer in Bridger Coal Company, which supplies coal to the Jim Bridger generating plant owned in part by Idaho Power Company.

Idaho Power Company’s service territory covers a 24,000 square-mile area in southern Idaho and eastern Oregon. As of September 30, 2011, Idaho Power Company supplied electric energy to approximately 494,000 general business customers.

Idaho Power Company is one of the nation’s few investor-owned utilities with a predominantly hydroelectric generating base.  Idaho Power Company owns and operates 17 hydroelectric generation developments, two natural gas-fired plants and one diesel-powered generator, shares ownership in three coal-fired generating plants, and has one additional natural gas-fired plant under construction.

Our other operating subsidiaries are:

•	IDACORP Financial Services, Inc., an investor in affordable housing and other real estate investments;
•	Ida-West Energy Company, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978; and
•	IDACORP Energy, a marketer of energy commodities, which wound down operations in 2003.

For additional information concerning our business and affairs, including our capital requirements and external financing arrangements, and pending legal and regulatory proceedings, including descriptions of those laws and regulations to which we are subject, prospective purchasers should refer to the documents incorporated by reference into this prospectus as described in the section entitled “Where You Can Find More Information.”

DIRECT REGISTRATION

We are a participant in the direct registration system. Direct registration is a method of recording stock ownership in book-entry form, which allows stock to be owned, reported and transferred electronically without issuing a physical certificate. Book-entry means that your stock is registered in your name on our books without the need for physical stock certificates. Your uncertificated stock has the same rights and privileges as stock evidenced by a physical certificate.

Direct registration is a free service that:

•	eliminates the risk and cost associated with keeping physical stock certificates;
•	eliminates the time and expense associated with replacing lost, stolen or destroyed stock certificates; and
•	allows you to move shares electronically to a broker or to other registered accounts.

If you hold stock through our direct registration system, Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., our transfer agent and registrar, will establish and maintain your direct registration account and provide you with a direct registration statement of ownership reflecting the number of shares of stock registered in your name on our books. Wells Fargo will send you a new statement of ownership each time there is activity in your account.

Once you begin participation in our direct registration system, any future transactions will be handled through the direct registration system rather than with physical certificates unless you specify otherwise.

You may send any stock certificates you are currently holding for conversion into our direct registration system by sending the stock certificates to Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., with a request to deposit them into your direct registration account. There is no cost to you for this custodial service. Your certificates should not be endorsed, and we recommend sending your certificates by registered mail, insuring them for 2% of the current market value. See “Deposit of Certificates” below for information on optional mail loss insurance.

You may sell your direct registration shares through Wells Fargo at a cost of $15 per transaction plus $0.12 per share commission or by electronically transferring the shares to your bank or broker and selling the shares through your bank or broker.

You may move electronically all or a portion of your direct registration shares to your bank or broker at any time. To do so, provide your bank or broker with a copy of your direct registration account statement.

Your direct registration account is separate from your dividend reinvestment plan account.  You may deposit your common stock certificates in either your direct registration account or your dividend reinvestment plan account.

THE PLAN

Purpose of the Plan

What is the purpose of the plan?

The purpose of the plan is to provide our common shareholders, Idaho Power Company residential customers and other investors with a convenient and economical method of investing in our common stock.

Eligibility

Who is eligible to participate in the plan?

Any interested investor is eligible to participate in the plan. However, regulations in certain countries may limit or prohibit participation in the plan. If you reside outside the United States and wish to participate in the plan, then you should first determine whether you are subject to any governmental regulations prohibiting your participation.

Advantages and Disadvantages

What are the advantages of the plan?

•	The plan provides participants with a simple and regular method of purchasing our common stock.
•	Since the plan provides for aggregated purchases of our common stock, brokerage commissions on purchases of shares on the open market should be lower than commissions you would ordinarily pay if you purchased shares directly.

•	Unless you so request, you will not receive any certificates for shares of common stock you purchase under the plan. This relieves you of the responsibility for the safekeeping of multiple certificates and protects you against loss, theft or destruction of stock certificates.
•	You may send your certificated shares of IDACORP common stock to the plan administrator for safekeeping. These shares will participate in the plan. You may also convert your certificated shares to uncertificated form through our direct registration system. See the procedures set forth in “Direct Registration” above.
•	Each quarter, or more frequently if you make optional cash payments or request a plan transaction, you will receive a statement of your plan account, providing a simplified method of record keeping.
•	Full investment of funds is possible under the plan because it permits fractions of shares, as well as full shares, to be credited to your plan account, and dividends are calculated on both full and fractional shares.
•	You may execute certain transactions over the telephone, if you have automated privileges, or online.

What are the disadvantages of the plan?

Before deciding whether to participate in the plan, you should consider the following disadvantages of the plan:

•	You will not be able to time precisely your purchases through the plan and will bear the market risk associated with fluctuations in the price of our common stock pending investment of funds under the plan.
•	You will not earn interest on funds held pending their investment.
•	Your investment of cash dividends will result in your being treated for federal income tax purposes as having received a dividend on the dividend payment date, to the extent of our earnings and profits. You may have to pay income tax on the dividend even though the dividend is reinvested and does not provide cash to pay the tax.
•	You will not know the actual number of shares of common stock bought for your account until after the applicable investment period.
•	Because the plan administrator will buy shares of common stock for your account at an average price per share, the price paid for your shares on any date may be greater than the price at which shares of our common stock are then trading.
•	Sales of shares of common stock held in your plan account may be delayed. You will bear the market risk pending sale of your shares pursuant to the plan.
•	You may not pledge shares of common stock credited to your plan account unless you withdraw such shares from the plan.
•	Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation or any other entity.

Administration

Who administers the plan?

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., whom we refer to in this prospectus as the plan administrator, administers the plan. The plan administrator is responsible for:

•	enrolling new participants in the plan;
•	reinvesting dividends;
•	processing optional cash payments;
•	processing share sale requests;

•	depositing and safekeeping plan shares;
•	keeping records;
•	processing requests for certificates; and
•	issuing account statements.

The plan administrator is also responsible for purchasing and selling shares of common stock for participants’ plan accounts, including the selection of the broker or dealer who makes the purchases and sales. We have no control over the times or prices at which the plan administrator effects transactions in the open market or the selection of the broker or dealer used by the plan administrator to effect open market transactions.

You may obtain information about the plan, the plan administrator or your plan account by contacting the plan administrator online, by telephone or in writing.

Internet addresses:

General Inquiries and Account Information: www.shareowneronline.com

Telephone/fax number:

Tel: 1-800-565-7890*

Tel: 1-651-450-4064* (outside the United States)

Fax: 1-651-450-4085

* A representative is available Monday through Friday, between the hours of 7:00 a.m. and 7:00 p.m. Central Time. An automated voice response system is available 24 hours a day, 7 days a week.

Mailing address:	Certified/Overnight Mail:
IDACORP, Inc.	IDACORP, Inc.
c/o Wells Fargo Shareowner Services	c/o Wells Fargo Shareowner Services
PO Box 64856	161 North Concord Exchange
St. Paul, MN 55164-0856	South St. Paul, MN 55075-1139

When communicating with the plan administrator about an existing account, you should provide your name, account number and a daytime telephone number. Be sure also to refer to “IDACORP, Inc.”

The plan administrator reserves the right to resign at any time upon reasonable notice to us, and we reserve the right to replace the plan administrator upon reasonable notice.

Account Forms

What forms do I use to enroll in the plan, make changes to my plan account or request transactions?

To enroll in the plan, make changes to your plan account or request transactions, you should complete the appropriate account form and return it to the plan administrator. We explain the different forms below. You may obtain these account forms by contacting the plan administrator by telephone or by downloading the forms at www.shareowneronline.com. You should return all forms to the plan administrator.

Account Authorization Form. An account authorization form is used to enroll in the plan and, at the time of enrollment, select a dividend reinvestment option and, if you choose, authorize automatic monthly withdrawals and/or authorize automated account access. We are enclosing an account authorization form with this prospectus.

Once you have enrolled in the plan, you may use the account authorization form to:

•	establish, change or terminate automatic monthly withdrawals;
•	change your address on record;
•	make or change dividend reinvestment elections;
•	authorize automated requests; and
•	authorize direct deposit of dividends.

Transaction Request Form. A transaction request form is used to change or terminate automatic monthly withdrawals, make optional cash payments, sell plan shares, deposit share certificates, request certificates for plan shares and terminate participation in the plan. A transaction request form is attached to each account statement mailed to participants.

You may conduct certain transactions by telephone and online without using these account forms. See “Account Access” below.

Electronic Direct Deposit Form. You may use an electronic direct deposit form or sign up online to authorize the direct deposit of cash dividends which are not being reinvested to your United States bank account. Follow the instructions on www.shareowneronline.com to authorize direct deposit. In the alternative, simply complete an electronic direct deposit form and return it to the plan administrator along with a voided check, for deposits to a checking account, or savings deposit slip, for deposits to a savings account, and we will begin depositing dividend funds directly to your account. You may also use the account authorization form to authorize the direct deposit of cash dividends. If your stock is jointly owned, please ensure that all registered owners sign the form.

Enrollment

How do I enroll in the plan?

You may enroll in the plan online or by completing an account authorization form and returning it to the plan administrator.

Online. You may enroll online at www.shareowneronline.com. At the time of establishing online account access, you will be required to provide certain information in order to complete the enrollment process. After establishing online account access, you will also be able to view your account online and conduct certain transactions online. See “Account Access” below.

Mail. You may also enroll by completing an account authorization form and returning it to the plan administrator at the address set forth above under “Administration.” You may obtain an account authorization form at any time by going online or by contacting the plan administrator at the address or telephone number stated above under “Administration.”

In addition to the enrollment procedures described above, interested investors who are not already common shareholders of record must make an initial investment. See below for more information about this initial investment.

Are there any additional enrollment requirements for investors who are not already common shareholders?

Yes, if you are not a common shareholder of record, you must make an initial investment and pay a $15 enrollment fee in order to enroll in the plan. The size of the initial investment depends on whether or not you are a residential customer of Idaho Power Company.

If you are a residential customer of Idaho Power Company, you may enroll by sending the plan administrator a completed account authorization form along with a check for at least $25 but not more than $20,000, plus the $15 enrollment fee.

If you are not an Idaho Power Company residential customer, you may enroll by sending the plan administrator a completed account authorization form along with a check for at least $200 but not more than $20,000, plus the $15 enrollment fee. If you authorize automatic monthly withdrawals from a bank account, we will waive the initial investment. You will need to send a check in the monthly withdrawal amount and the $15 enrollment fee to the plan administrator. For more information about automatic electronic funds transfer, please see “Optional Cash Payments.”

The plan administrator will make every effort to process your investment in the next investment period, provided that it receives the funds no later than two business days prior to the investment period.  Otherwise, the plan administrator holds cash for investment in the next investment period. See “Optional Cash Payments” for information about sending checks to the plan administrator.

How do I participate if my common shares are held for me in the name of my bank or broker?

Beneficial owners whose shares are registered in names other than their own, as for example in the name of a broker, bank nominee or trustee, may participate in the plan by:

•	completing an account authorization form and making the initial investment that is required for investors who are not already common shareholders;

•	having at least one of their common shares registered in their own names; or
•	making arrangements for participation with the broker or fiduciary institution in whose name the stock is registered without transferring any shares into their own names. If the broker or fiduciary institution agrees to provide such service, it is the broker or fiduciary institution that becomes the participant in the plan.

Dividend Reinvestment

How does dividend reinvestment work?

The plan administrator will reinvest dividends on all shares held in your plan account, including any shares that you deposit for safekeeping.

You have the following investment options on shares registered in your name:

•	Full Dividend Reinvestment. The plan administrator reinvests dividends on all shares of common stock registered in your name.
•	Partial Dividend Reinvestment by Shares. The plan administrator reinvests dividends on only the number of shares of common stock registered in your name that you specify on the authorization form. We pay the dividend on the rest of the shares to you by check or, if you prefer, by electronic deposit directly to your United States bank account.
•	Partial Dividend Reinvestment by Percentage. The plan administrator reinvests dividends on only the specified percentage (from 10% to 90%, in increments of 10%) of cash dividends paid on all shares of common stock registered in your name. We pay the dividend on the rest of the shares to you by check or, if you prefer, by electronic deposit to your United States bank account.
•	Optional Cash Payments Only. We pay dividends on all shares of common stock registered in your name by check or, if you prefer, by electronic deposit directly to your United States bank account.

Does it matter whether I hold shares in certificate form or through direct registration?

No. If you elect full dividend reinvestment, dividends on all your shares, whether held in certificate form or through direct registration, will be reinvested. If you elect partial dividend reinvestment, dividends on the number of shares you specify will be reinvested.

When will dividend reinvestment begin?

If the plan administrator receives your properly completed account authorization form at least two business days before the record date for a dividend, the plan administrator will begin reinvestment with that dividend.

May I have cash dividends that are not being reinvested deposited directly into my United States bank account?

Yes, you may have cash dividends that are not being reinvested deposited directly to your United States bank account. Follow the instructions on www.shareowneronline.com to authorize direct deposit.  In the alternative, simply complete an electronic direct deposit form and return it to the plan administrator along with a voided check, for deposits to a checking account, or savings deposit slip, for deposits to a savings account, and we will begin depositing dividend funds directly to your account. You may also use the account authorization form to authorize the direct deposit of cash dividends. If your stock is jointly owned, please ensure that all registered owners sign the form.

You may obtain an electronic direct deposit form by contacting the plan administrator.

Optional Cash Payments

How do I make optional cash payments?

After enrolling in the plan, you may make optional cash payments by authorizing automatic monthly withdrawals from your bank account or by sending a check to the plan administrator at any time. You may vary your optional cash payments from a minimum of $25 per payment up to a maximum of $20,000 per month.

Check. When making optional cash payments by check, you must include a completed transaction request form. The plan administrator attaches transaction request forms to your account statements. You may also obtain transaction request forms by contacting the plan administrator.

You should make your check payable to “Shareowner Services” and include your account number on your check. Be sure also to refer to “IDACORP, Inc.” on the face of the check. You should mail your check directly to the plan administrator at the address set forth above under “Administration.” Do not mail checks to IDACORP, Inc. The plan administrator will not accept cash or third party checks.

The plan administrator will make every effort to process your payment in the next investment period.  If the plan administrator receives the payment at least one business day before the dividend payment date or, in any month in which dividends are not paid, one business day before the 25th day of the month or, if the 25th day of the month is not a trading day, the next business day, the payment will be invested during the next investment period. Otherwise, the plan administrator holds cash payments for investment in the next investment period.

You will not earn interest on any cash payments held pending their investment into common stock.

Your check must be in U.S. dollars and drawn on a United States bank. If you live outside the United States, contact your bank to verify that they can provide you with a check that clears through a United States bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, the plan administrator is unable to accept checks through a non-United States bank.

You may obtain a refund of any cash payment upon request if the plan administrator receives the request on or before the second business day prior to the date on which it is to be invested. However, the plan administrator will not make any refunds until it has actually collected the funds from your check.

Automatic Electronic Funds Transfer. You may also make optional cash payments by authorizing automatic monthly withdrawals from a designated United States bank account. With automatic monthly withdrawals, your bank account is debited four business days before the beginning of the next investment period.

You will not receive any confirmation of the transfer of funds other than as reflected in your quarterly plan account and in your bank account statements.

To authorize automatic monthly withdrawals from a bank account, you should complete the appropriate section of the account authorization form and return it to the plan administrator together with a voided blank check for checking accounts or deposit slip for savings accounts or make the election online at www.shareowneronline.com.

The plan administrator must receive any request to change or discontinue automatic monthly withdrawals at least seven (7) business days prior to the beginning of the next investment period in order for the election to become effective for that date.

Uncollected Optional Cash Payments. In the event that any check or any automatic electronic funds transfer is returned unpaid for any reason, the plan administrator will consider the request for investment of such money null and void and shall immediately remove from the participant’s account shares, if any, purchased upon the prior credit of such money. The plan administrator shall then be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the plan administrator shall be entitled to sell additional shares from the participant’s account to satisfy the uncollected balance. The plan administrator will also charge a returned funds fee for an optional cash payment returned unpaid for any reason, whether the investment was made by check or by attempted automatic electronic funds transfer from a bank account.  This fee will be collected by the plan administrator through the sale of the number of shares necessary to satisfy the fee from the participant’s plan account.

Investment of Pending Optional Cash Payments. The plan administrator may invest the collected funds in its possession during the period that an optional cash payment is pending. The plan administrator may invest the funds in any money market mutual funds registered under the Investment Company Act of 1940, including those of an affiliate of the plan administrator or funds for which the plan administrator or any of its affiliates provides management advisory or other services. The money market mutual funds in which the plan administrator may invest consist entirely of (i) direct obligations of the United States of America or (ii) obligations fully guaranteed by the United States of America. The plan administrator bears the risk of loss with respect to such investments and the plan administrator will retain any investment income from such investments.

Changing Your Investment Options

May I change my investment options under the plan?

Yes, you may change your investment options at any time by contacting the plan administrator by telephone, making the request online or completing and returning an account authorization form.

Investment Period – Source of Shares – Purchase Price

When will funds be invested under the plan?

The plan administrator will invest funds monthly under the plan as follows:

Reinvested Dividends:

Type of Purchase	Investment Period

Original issue stock	On the dividend payment date for the common stock – generally the last day of February and the 30th day of May, August and November.

Open market purchases	Within 30 days after the dividend payment date. The plan administrator will determine the exact time of open market purchases.

Initial Investments and Optional Cash Payments:

Type of Purchase	Investment Period

Original issue stock	On the dividend payment date for the common stock – generally the last day of February and the 30th day of May, August and November, and on the 25th day of the month in any month in which we do not pay dividends. If the 25th day of the month is not a trading day, on the following trading day.

Open market purchases	Within 30 days after the dividend payment date or the 25th day of the month in any month in which we do not pay dividends. The plan administrator will determine the exact time of open market purchases.

If for any reason purchases are not made within 35 days, the plan administrator will return your uninvested funds to you. You will not earn any interest on funds held for investment by the plan administrator.

What are the sources of common stock for the plan?

We decide on the source of common stock for the plan. If we choose open market stock, the plan administrator will purchase common stock on the open market. Our common stock is currently listed on the New York Stock Exchange. If we use original issue or treasury stock for the plan, the plan administrator will purchase the common stock from us.

Subject to certain limitations, the plan administrator has full discretion regarding open market purchases. This discretion includes, but is not limited to, determining:

•	the number of shares, if any, to be purchased on any day;
•	the time of day to purchase shares;
•	the price paid for such shares;
•	the markets on which such shares are purchased, including on any securities exchange, on the over-the-counter market or in negotiated transactions; and
•	the persons, including other broker-dealers who may be affiliated broker-dealers, from or through whom such purchases are made.

The plan administrator, in its sole discretion, has the right to purchase original issue stock directly from us if the plan administrator cannot make all necessary open market purchases within the investment period. The plan administrator has this right even if we have directed that the shares be purchased in the open market.

How many shares will be purchased for me?

The number of shares purchased will depend on the dollar amount you are investing and the price of the common stock. The plan administrator will credit your plan account with the number of shares, computed to three decimal places, equal to the total dollar amount invested, less brokerage commissions, divided by the weighted average price per share paid to buy the shares. You may not direct the plan administrator to purchase a specific number of shares.

What is the price of common stock purchased under the plan?

The price of common stock purchased on the open market will be the weighted average price, including brokerage commissions, paid by the plan administrator to buy the stock during that investment period. The price of common stock purchased directly from us will be the average of the reported high and low sales prices as reported on the consolidated transaction reporting system on the date of purchase.

Expenses to Participants

Although we pay all costs of administering the plan, you will incur expenses in connection with purchases and sales for your plan account.

Initial Enrollment Fee:
Enrollment Fee	$15.00 if you are not a common
shareholder of record

Purchase Fees:
Purchase Commission	$0.06 per share for shares
purchased on the open market

Sales Fees:
Service Fee	$15.00 per transaction
Sales Commission	$0.12 per share
Direct Deposit of Net Sale Proceeds	$5.00 per transaction

Fee for Returned Checks or Rejected Automatic Bank Withdrawals	$35.00 per item or occurrence

Prior Year Duplicate Statements	$20.00 per year

Deposit of Certificates

May I deposit certificated shares in my plan account?

Yes, you may, at no cost to you, deposit into your plan account certificates representing shares of our common stock, whether or not the shares were acquired under the plan.

Share certificates deposited with the plan administrator are credited to your plan account and are treated as if acquired under the plan, with all dividends being reinvested. You are responsible for maintaining your own records on the cost basis of certificated shares deposited with the plan administrator.

To do so, send your certificates to the plan administrator accompanied by the transaction request form attached to your account statement. Do not endorse the certificates or complete the assignment section on the back of the certificates. We recommend that you use registered mail to send your certificates to the plan administrator, insuring the certificates for 2% of the current market value of the stock represented thereby. In any case, you bear the full risk of loss, regardless of the method used to deliver the certificates to the plan administrator, in the event the certificates are lost.

Depositing shares into your plan account is different from direct registration. In direct registration, your shares are not part of the plan and dividends are not reinvested, unless you indicate that you want your shares to participate in the plan.

Is mail loss insurance available?

Choosing registered, express or certified mail alone will not protect you should your certificates become lost or stolen.

The plan administrator can provide loss insurance for certificates being returned for conversion to book-entry form. Mail loss insurance covers the cost of the replacement surety bond only. Replacement transaction fees may also apply. To take advantage of the optional mail loss insurance, you must include a $10 check, made payable to WFSS Surety Program, along with your certificates and instructions.

To qualify for this service you must choose to use an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000.

The value of certificated shares is based on the closing market price of the common stock on the trading day prior to the documented mail date. Claims related to lost certificates under this service must be made within 60 days of the documented delivery service mail date. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates.

Share Transfers and Gifts

May I transfer plan shares to another person?

Yes, you may transfer plan shares to another person, subject to compliance with applicable laws. To do this, you must complete and sign a stock power and return the completed executed stock power to the plan administrator. Your signature on the stock power must be medallion guaranteed by an eligible financial institution. You may obtain a stock power form online or by contacting the plan administrator by telephone. For further instructions relating to the transfer of plan shares to another person, contact the plan administrator.

May I purchase shares for others?

Yes, you may purchase shares of common stock for others by making cash payments on their behalf.

If the recipient is not already a participant in the plan, you must have the recipient complete an account authorization form and submit the completed form and the following to the plan administrator:

•	an enrollment fee; and
	o	an initial investment of $25 if the recipient is a residential customer of Idaho Power Company; or
	o	an initial investment of $200 if the recipient is not a residential customer of Idaho Power Company.

If the recipient is already a participant in the plan, you may submit a check of at least $25 with the recipient’s account number and name on it. Be sure to refer to “IDACORP, Inc.” on the face of the check.

Selling and Withdrawing Shares

How may I sell shares held in my plan account?

You may request at any time that the plan administrator sell some or all of the shares held in your plan account by completing a transaction request form or submitting a written request, which includes your name and account number and references “IDACORP, Inc.” Remember to sign your name as it appears on your account whenever you submit written instructions to the plan administrator. All registered owners must sign.

You may sell plan shares by telephone or online if (i) the current market value of the shares requested to be sold is $25,000 or less, (ii) you have a United States bank account and (iii) you have previously authorized automated account privileges. These limitations are set to help protect against unauthorized sales. In addition, the plan administrator has the right, for any reason, at its sole discretion and at any time, to decline to process a telephone or online sale request and in its place require written submission of the sale request.

The plan administrator will make every effort to process your sale order on the next trading day following receipt of your properly completed request, provided that the plan administrator receives your instructions before 5:00 p.m. central time. Sale requests involving multiple transactions may experience a delay. The plan administrator will not be liable for any claim arising out of a failure to sell stock on a certain date or at a specific price. You bear this risk by participating in the plan.

The plan administrator will mail the proceeds from the sale of the shares, less applicable brokerage commissions and service fees, to you after the settlement of the sale. You may instead have the proceeds deposited directly into your United States bank account as indicated on the bottom portion of the transaction request form. If you request that the net proceeds be automatically deposited to a bank account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have all account holders’ signatures medallion guaranteed by an eligible financial institution. The plan administrator will not honor requests for automatic deposit of sale proceeds that are not accompanied by the required documentation and will instead pay the net proceeds by check to the registered account holders.

If you sell all the shares in your account, the plan administrator will terminate your participation in the plan. If you sell fewer than all the shares, you will continue to participate in the plan, unless you choose to terminate. However, the plan administrator may terminate your participation in the plan if you do not hold at least one full share in your name in the plan.

The plan administrator is authorized, in its sole discretion, to choose any broker-dealer, including an affiliated broker-dealer, to make sales of shares by plan participants. The plan administrator will furnish you the name of the registered broker-dealer used to sell your shares within a reasonable time upon written request.

May I withdraw shares from my plan account without terminating participation in the plan?

Yes, you may withdraw any number of whole shares held in your plan account at any time. You may request a withdrawal by completing a transaction request form and returning it to the plan administrator or, if the current market value of the shares to be issued is $50,000 or less, by making the request over the telephone. The plan administrator will transfer your whole plan shares into your direct registration account and issue a direct registration statement to you, unless you specifically request a stock certificate. For more information, see “Direct Registration” above.

What happens when I sell or transfer all of the shares registered in my name?

If you sell all shares of common stock registered in your name, the plan administrator will, unless you instruct otherwise, continue to reinvest the dividends on the shares credited to your plan account.

If you transfer all shares of common stock registered in your name into a new registration, the plan administrator will not automatically transfer the plan account to the new registration. You must contact the plan administrator to request a transfer of plan shares.

Termination of Participation

When and how may I close my plan account?

Your participation in the plan is entirely voluntary. You may terminate your participation at any time by submitting a transaction request form with the appropriate information or by submitting a written request to the plan administrator, which must include your name, account number and a reference to “IDACORP, Inc.” You may also terminate your participation in the plan by telephone.

The plan administrator will process termination requests promptly. If the plan administrator receives your termination request on or after the dividend record date but before the dividend payment date, the plan administrator will process your termination request as soon as practicable and mail a separate dividend check to you. We will not reinvest any future dividends unless you re-enroll in the plan.

In addition, the plan administrator must receive requests to terminate automatic monthly withdrawals from a bank account at least seven (7) business days prior to the beginning of the next investment period in order for the request to become effective before the next optional cash payment.

Upon termination of your participation in the plan, unless you have requested that some or all plan shares be sold, the plan administrator will transfer your whole plan shares to your direct registration account and issue a direct registration statement to you, unless you specifically request a stock certificate.

The plan administrator will also issue you a check for any fractional share, less any applicable brokerage commissions and service fees. For more information, see “Direct Registration” above.

If you so request, the plan administrator will sell some or all plan shares on your behalf. After settlement of the sale, the plan administrator will send you a check for the proceeds from the sale, less any applicable brokerage commissions and service fees.

If I terminate participation, may I re-enroll in the plan?

Generally, you may re-enroll in the plan at any time. However, we and the plan administrator reserve the right to reject an authorization form on any grounds, including excessive enrollment and termination.  We reserve the right to deny, modify, suspend or terminate participation in the plan by otherwise eligible persons to the extent we deem it advisable or necessary in our discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the plan.

Certificates for Shares – Accounts

Will I receive certificates for shares purchased in the plan?

No. The plan administrator holds the shares purchased for you in your plan account. This service protects against loss, theft or destruction of stock certificates.

In whose name will accounts be maintained?

Your plan account will be maintained in the name or names which appear on our shareholder records or in the name that you indicate on the account authorization form.

If you transfer shares to a direct registration account, that account will be maintained in the name or names which appear on our shareholder records.

If you request certificates, the certificates will be registered in the name or names in which the account is maintained. If you request in writing, certificates can be registered and issued in names other than the account name, provided that your signature on the request is medallion guaranteed by a financial institution or a brokerage firm that is a member of the medallion signature guarantee program.

Account Access

May I execute transactions by telephone?

Yes, in order to conduct transactions by telephone, you will need to authorize automated privileges for your account and select a personal identification number for security purposes. You may establish automated privileges by telephoning Wells Fargo Shareowner Services. After you have authorized automated privileges, you will be able to:

•	change your dividend reinvestment option;
•	change the dollar amount of or terminate automatic monthly withdrawals from your bank account;
•	request a certificate for all or a portion of your whole plan shares, if the current market value of the shares to be issued is $50,000 or less; and
•	sell all or a portion of your plan shares, if the current market value of shares to be sold is $25,000 or less and you have a United States bank account.

May I view my account information and execute transactions online?

Yes, you may view your account balance, stock values, dividend information, reinvestment details and other helpful information at www.shareowneronline.com. The plan administrator maintains this internet web site. You may also use online access to:

•	enroll in the plan;
•	change your dividend reinvestment option;
•	authorize, change or terminate automatic monthly withdrawals from your bank account;
•	sell all or a portion of your shares, if the current market value of the shares to be sold is $25,000 or less, you have a United States bank account and, for joint accounts, you have previously authorized automated account access;
•	elect to view statements, tax forms and company communications – you will receive an email notification when new documents are available for viewing; and
•	update your personal information.

How do I establish online access?

You may establish online access or enroll in the plan online by going to www.shareowneronline.com and following the instructions for online access enrollment. Participation in the plan through the plan administrator’s online services is voluntary.

New Investors: Go to www.shareowneronline.com and click on “Direct Purchase Plan,” under the column titled “Invest in a Plan.” Next, click on “Invest Now” under the column “New Investors for IDACORP, Inc.” Then follow instructions on the “Buy Shares” page.

Current Participants and Registered Shareholders: Go to www.shareowneronline.com and click on “Sign Up Now!” under “I am a Current Shareowner.” You will need your 10-digit account number, your 12-digit Authentication ID and a valid email address. Your account number can be found on your dividend check, dividend deposit notice or account statement. If you do not have your Authentication ID, you may request one online or by phone. Your Authentication ID will be sent to your mailing address on file.

After you have successfully signed up, you will be able to access your account immediately. You will also receive written confirmation to your mailing address on file that your account has been activated for online access.

Account Statements

What kind of reports will I receive from the plan administrator?

The plan administrator maintains an account for each plan participant and sends account statements to each participant as soon as practicable after each quarterly dividend reinvestment, after each optional cash payment and after any transfer, sale, deposit or withdrawal of plan shares.

The account statements provide you with records of your purchases and sales and should be retained for tax purposes. The plan administrator charges a fee of $20 per year to supply historical statement information.

In addition, you will receive copies of or have access to all communications sent to our holders of our common stock, including the annual report, the notice of annual meeting and proxy statement, and any reports or informational statements required by the Internal Revenue Service.

Shares of common stock credited to your plan account are subject to escheat to the state in which you reside in the event such shares are deemed, under such state’s laws, to have been abandoned by you.  You should therefore notify the plan administrator promptly in writing of any change of address. Account statements and other communications will be addressed to you at your last address on record with the plan administrator.

Other Information

What happens if IDACORP issues a stock dividend, declares a stock split or has a rights offering?

The plan administrator will credit your plan account with any shares distributed as a stock dividend or stock split on shares in your plan account. Stock dividends or splits on shares registered in your own name but which are not held in your plan account will be mailed directly to you or credited to your direct registration account.

If you send a request to sell shares or a notice of termination to the plan administrator between the record date and the payment date for a stock distribution, the plan administrator will not process your request until the stock distribution is credited to your account.

If we have a rights offering, the plan administrator will sell the rights on the open market and credit your plan account with the net proceeds of the sale. The net proceeds will then be invested as an optional cash payment.

How do I vote my shares at meetings of shareholders?

For each meeting of shareholders, we will send you proxy materials through mail or email or provide you with notice and access to proxy materials in accordance with the rules and regulations of the Securities and Exchange Commission to allow you to vote your shares.  If you do not return a signed proxy card or vote by telephone or the internet, none of your shares will be voted unless you vote in person.

May I pledge shares credited to my plan account?

No. You may not pledge shares in your plan account. If you want to pledge these shares, you must request that a certificate representing the whole shares you hold in the plan be issued in your name. You or your broker may also request a transfer of these shares to a brokerage account by completing the transaction request form attached to your plan account statement.

What are the responsibilities of IDACORP and the plan administrator under the plan?

Wells Fargo Shareowner Services as plan administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of common stock by plan participants.  The plan administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from a participant.

We, the plan administrator and any broker/dealer selected by the plan administrator to make purchases and sales pursuant to the plan will not be liable for any act or failure to act done in good faith in administering the plan. This includes, but is not limited to, any claims of liability relating to:

•	the failure to terminate your account upon your death prior to receiving written notice of your death;
•	the prices at which or the times when common stock is purchased or sold; or
•	any changes in the market value of our common stock.

The plan administrator acts solely as our agent and owes no duties, fiduciary or otherwise, to any other person by reason of this plan, and no implied duties, fiduciary or otherwise, shall be read into this plan.

The plan administrator undertakes to perform only the duties that are described in this prospectus.  No implied covenants or obligations shall be read into this plan with respect to us or the plan administrator.

In the absence of negligence or willful misconduct on its part, the plan administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment it made in performing its duties under the plan. The plan administrator shall never be liable for any special, indirect or consequential loss or damage of any kind whatsoever, including lost profits. This is so even if the plan administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The plan administrator shall not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own. Also, the plan administrator shall not be obligated to take any legal action under this plan that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The plan administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including

•	acts of God, such as earthquakes, fires or floods;
•	wars and civil or military disturbances;
•	sabotage;
•	epidemics;
•	riots;
•	interruptions, loss or malfunctions of utilities;
•	computer, hardware or software, or communications services;
•	accidents;
•	labor disputes; and
•	acts of civil or military authority or governmental actions.

However, the plan administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

This immunity does not relieve us or the plan administrator of any liability for violations of applicable federal securities laws.

We and the plan administrator cannot assure you of a profit or protect you against a loss on shares purchased under the plan.

Who interprets and regulates the plan?

Our board of directors interprets and regulates the plan.

Can IDACORP change or terminate the plan?

We may change the terms of the plan, including any fees, or terminate the plan at any time. We will notify you of any material changes to the plan.

Principal U.S. Federal Income Tax Consequences

What are the principal U.S. federal income tax consequences of my participation in the plan?

The following is a brief summary of some of the principal U.S. federal income tax consequences of your participation in the plan:

•	Dividend Income. If your reinvested dividends are used to purchase authorized but unissued shares or treasury shares of common stock from us, you will be treated for U.S. federal income tax purposes as having received a distribution in an amount equal to the fair market value of the number of shares, including fractional shares, of common stock purchased with the reinvested dividends on the dividend payment date.
If your reinvested dividends are used to purchase shares of common stock on the open market or through negotiated transactions, you will be treated for U.S. federal income tax purposes as having received a distribution in an amount equal to the amount of dividends used to purchase shares of common stock and to pay any brokerage fees or other expenses.
Amounts treated as distributions will be treated as dividend income to you to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of your tax basis in your common stock and thereafter as capital gain. Some corporate stockholders may be entitled to a dividends received deduction with respect to amounts treated as dividends.
•	Tax Basis and Holding Period of Shares. Your tax basis in the shares purchased under the plan will be equal to the amount treated as a distribution to you, less the amount of any taxes withheld as discussed below. Your holding period for shares of common stock acquired pursuant to the plan will begin on the day following the date the shares are credited to your plan account.
•	Gains and Losses from the Sale of Shares. You will realize gain or loss when you sell or exchange shares of common stock held in your plan account and, in the case of a fractional share, when you receive a cash payment for a fraction of a share of common stock credited to your plan account – for example, upon your termination of participation in, or termination of, the plan. The amount of such gain or loss will be the difference between the amount that you receive for the shares or fraction of a share and your tax basis in the shares or fraction of a share. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if your holding period is greater than one year at the time of the sale or disposition.
The plan administrator generally will use the first-in, first-out, or “FIFO,” method when determining the tax basis of any shares sold. However, you may designate your preference for “specific identification” cost basis or, effective January 1, 2012, you generally may designate your preference for applying the “average basis method,” by identifying this preference in writing to the plan administrator.
•	Dividends Subject to Withholding. Reinvested dividends are subject to U.S. federal backup withholding (currently at a rate of 28%) if you fail to provide a social security or other taxpayer identification number to the plan administrator. In addition, if you are a non-resident alien or a non-U.S. corporation, partnership, or other entity, your dividends will be subject to U.S. federal withholding tax (currently at a rate of 30%) unless you or your intermediary provides an appropriate Form W-8 to the plan administrator documenting your entitlement to an exemption from, or a reduced rate of, withholding tax.
If withholding is required, the plan administrator will reinvest an amount equal to the distribution amount less the amount of tax withheld. For IRS reporting purposes, the amount of the tax withheld will be included in determining your dividend income.

The preceding discussion summarizes some of the principal U.S. federal income tax consequences of your participation in the plan. It is not intended to be a complete summary of all aspects of U.S. federal income taxation that may be important to you. You should consult with your own tax advisor.

USE OF PROCEEDS

We will receive no proceeds when we use common stock purchased on the open market for the plan.  When we instruct the plan administrator to use original issue common stock for the plan, we will use the proceeds for general corporate purposes.

DIVIDEND POLICY

It is generally our practice to pay dividends on our common shares on the last day of February and the 30th day of May, August and November. We cannot give you any assurance as to the amount of future dividends.

The amount and timing of dividends payable on our common stock are within the sole discretion of our board of directors. The board reviews the dividend rate periodically to determine its appropriateness in light of our current and long-term financial position and results of operations, capital requirements, credit rating impacts, legislative and regulatory developments affecting the electric utility industry in general and Idaho Power Company in particular, competitive conditions and any other factors the board deems relevant. Our ability to pay dividends on our common stock is dependent upon dividends paid to us by our subsidiaries, primarily Idaho Power Company.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus.  We incorporate by reference the following documents that we filed with the Securities and Exchange Commission (SEC file number 1-14465):

•	Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 23, 2011;
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed on May 5, 2011, August 4, 2011 and November 3, 2011, respectively;
•	Current Reports on Form 8-K filed on January 20, 2011, March 16, 2011, April 19, 2011, May 23, 2011, June 1, 2011 (only with respect to Item 8.01), September 16, 2011, September 26, 2011, October 28, 2011 and November 18, 2011 (only with respect to Items 5.02 and 8.01); and
•	Description of our common stock contained in the registration statement on Form 8-A, dated and filed on October 20, 1999, as amended by amendment no. 1 on Form 8-A/A, dated and filed on September 28, 2004, amendment no. 2 on Form 8-A/A, dated and filed on September 19, 2008 and any further amendments thereto.

We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus, and before we terminate the offering.

We are not incorporating by reference any documents or portions of documents that are not deemed filed with the Securities and Exchange Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.  Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of the prospectus shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the prospectus modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the prospectus after the most recent effective date may modify or replace existing statements contained in the prospectus. Any such statement so modified shall not be deemed in its unmodified form to constitute a part of the prospectus for purposes of the Securities Act of 1933. Any statement so superseded shall not be deemed to constitute a part of the prospectus for purposes of the Securities Act of 1933.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of this information at no cost, by written or oral request to us at the following address:

Shareowner Services

IDACORP, Inc.

1221 W. Idaho Street

Boise, ID 83702

Telephone 208-388-2200

You may also access these documents at our website at http://www.idacorpinc.com.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  The public may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission.  The address of that site is http://www.sec.gov.  Information about us is also available at our website at http://www.idacorpinc.com.  However, the information on our website is not a part of this prospectus.

LEGAL MATTERS

Perkins Coie LLP, Seattle, Washington, will pass upon the validity of the common stock being offered under the plan.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2011 and 2010, June 30, 2011 and 2010, and September 30, 2011 and 2010, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information.  However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.  Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in states where offers and sales are permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

IDACORP, Inc.

Dividend Reinvestment

and Stock Purchase Plan

Common Stock

CUSIP No. 451107106

PROSPECTUS

November 22, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Registration fee	$ *
Accountants’ fees	10,000
Printing fees	4,000
Legal fees	30,000
Transfer agent’s fees	30,000
Other	6,000
Total	$80,000

_____________

*	Pursuant to Rule 415(a)(6) under the Securities Act, a filing fee of $1,743 previously paid in connection with unsold securities registered pursuant to Registration Statement Nos. 333-155645 and 333-103917 will continue to be applied to such unsold securities. No additional filing fees are due in connection with this filing.

Item 15.          Indemnification of Directors and Officers.

Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

Article VIII of our Articles of Incorporation, as amended, provides that we shall indemnify our directors and officers against liability and expenses and shall advance expenses to our directors and officers in connection with any proceeding to the fullest extent permitted by the Act as now in effect or as it may be amended or substituted from time to time.  Article VI of our Amended Bylaws provides that we shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law.  Article VI further provides that we may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

Pursuant to underwriting agreements filed or to be filed as exhibits to the registration statement relating to underwritten offerings of securities, the underwriters may agree to indemnify each of our officers and directors and each person, if any, who controls us within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act and to provide contribution in circumstances where indemnification is unavailable.  Agency agreements may contain similar agreements.

We have liability insurance protecting our directors and officers against liability by reason of their being or having been directors or officers. The premium, payable solely by us, is not separately allocable to the sale of the securities registered hereby.  In addition, we have entered into indemnification agreements with our directors and officers to provide for indemnification to the maximum extent permitted by law. See “Item 17. Undertakings” for a description of the Securities and Exchange Commission’s position regarding such indemnification provisions.

Item 16.          Exhibits.

Exhibit	Date Filed	File Number	As Exhibit	Description

*2	03/16/1998	333-48031 Form S-4	2	Agreement and Plan of Exchange between IDACORP, Inc. and Idaho Power Company, dated as of February 2, 1998.

*4.1	11/4/1998	333-64737 Amendment No. 1 to Form S-3	3.1	Articles of Incorporation of IDACORP, Inc.

*4.2	11/4/1998	333-64737 Amendment No. 1 to Form S-3	3.2	Articles of Amendment to Articles of Incorporation of IDACORP, Inc., as filed with the Secretary of State of Idaho on March 9, 1998.

*4.3	9/22/1998	333-00139-99 Post-Effective Amendment No. 1 to Form S-3	3(b)	Articles of Amendment to Articles of Incorporation of IDACORP, Inc. creating A Series Preferred Stock, without par value, as filed with the Secretary of State of Idaho on September 17, 1998.

*4.4	10/1/1998	33-56071-99 Post-Effective Amendment No. 1 to Form S-8	3(d)	Articles of Share Exchange of IDACORP, Inc. as filed with the Secretary of State of Idaho on September 29, 1998.

*4.5	11/19/2007	1-14465 Form 8-K filed November 19, 2007	3.1	Amended Bylaws of IDACORP, Inc., amended on November 15, 2007 and presently in effect.

5.1				Opinion and consent of Perkins Coie LLP.

15				Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23				Consent of Deloitte & Touche LLP.

24				Power of Attorney (included on the signature page hereof).

_____________
*Previously filed and incorporated herein by reference.

Item 17.          Undertakings.

(a)        The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)        That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the registrant is relying on Rule 430B:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. LaMont Keen, Darrel T. Anderson, and Kenneth W. Petersen as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) of the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 22nd day of November, 2011.

IDACORP, Inc.

By:	/s/ J. LaMont Keen
J. LaMont Keen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary G. Michael	Chairman of the Board	November 22, 2011
(Gary G. Michael)

/s/ J. LaMont Keen	President and Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2011
(J. LaMont Keen)

/s/ Darrel T. Anderson	Executive Vice President – Administrative Services and Chief Financial Officer (Principal Financial Officer)	November 22, 2011
(Darrel T. Anderson)

/s/ Kenneth W. Petersen	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	November 22, 2011
(Kenneth W. Petersen)

/s/ C. Stephen Allred	Director	November 22, 2011
(C. Stephen Allred)

/s/ Richard J. Dahl	Director	November 22, 2011
(Richard J. Dahl)

/s/ Judith A. Johansen	Director	November 22, 2011
(Judith A. Johansen)

/s/ Christine King	Director	November 22, 2011
(Christine King)

/s/ Jan B. Packwood	Director	November 22, 2011
(Jan B. Packwood)

/s/ Richard G. Reiten	Director	November 22, 2011
(Richard G. Reiten)

/s/ Joan H. Smith	Director	November 22, 2011
(Joan H. Smith)

/s/ Robert A. Tinstman	Director	November 22, 2011
(Robert A. Tinstman)

/s/ Thomas J. Wilford	Director	November 22, 2011
(Thomas J. Wilford)

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion and consent of Perkins Coie LLP.

15	Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page hereof).